UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

ITEM 5.07           Submission of Matters to a Vote of Security Holders.

Pentair plc (the “Company”) held its 2019 annual general meeting of shareholders on May 7, 2019. There were 171,671,320 ordinary shares issued and outstanding at the close of business on March 4, 2019 and entitled to vote at the annual general meeting. A total of 140,234,374 ordinary shares (81.69%) were represented at the annual general meeting.

The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:

Proposal 1. — Re-Elect Director Nominees

To re-elect eight director nominees for one-year terms expiring at the 2020 annual general meeting of shareholders. Each nominee for director was re-elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Glynis A. Bryan	124,182,458	4,778,321	387,602	10,885,993
Jacques Esculier	127,918,038	1,034,292	396,051	10,885,993
T. Michael Glenn	125,063,976	3,886,804	397,601	10,885,993
Theodore L. Harris	128,396,534	559,198	392,649	10,885,993
David A. Jones	125,024,198	3,929,444	394,739	10,885,993
Michael T. Speetzen	128,416,178	539,403	392,800	10,885,993
John L. Stauch	127,100,631	1,855,617	392,133	10,885,993
Billie I. Williamson	126,975,014	1,981,557	391,810	10,885,993

Proposal 2. — Approve, by Nonbinding, Advisory Vote, the Compensation of the Named Executive Officers

To approve, by nonbinding, advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved by a nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,276,220	8,547,747	524,414	10,885,993

Proposal 3. — Ratify, by Nonbinding, Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of the Company and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration

To ratify, by nonbinding, advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2019 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
134,463,575	5,316,415	454,384

Proposal 4. — Authorize the Board of Directors to Allot New Shares Under Irish Law

To authorize the Board of Directors to allot new shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
137,616,840	1,865,247	752,287

Proposal 5. — Authorize the Board of Directors to Opt-Out of Statutory Preemption Rights Under Irish Law

To authorize the Board of Directors to opt-out of statutory preemption rights under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
138,012,042	1,380,667	841,665

Proposal 6. — Authorize the Price Range at Which the Company Can Re-Allot Shares It Holds as Treasury Shares Under Irish Law

To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
137,712,450	1,713,119	808,805

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 7, 2019.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel and Secretary